Oaktree Power Opportunities Fund IV, L.P.

By:    Oaktree Power Opportunities Fund IV GP, L.P.
Its:   General Partner

By:    Oaktree Fund GP, LLC
Its:   General Partner

By:    Oaktree Fund GP I, L.P.
Its:   Managing Member

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Authorized Signatory

Oaktree Power Opportunities Fund IV (Parallel), L.P.

By:    Oaktree Power Opportunities Fund IV GP, L.P.
Its:   General Partner

By:    Oaktree Fund GP, LLC
Its:   General Partner

By:    Oaktree Fund GP I, L.P.
Its:   Managing Member

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Authorized Signatory

Oaktree ATI Investors, L.P.

By:    Oaktree Power Opportunities Fund IV GP, L.P.
Its:   General Partner

By:    Oaktree Fund GP, LLC
Its:   General Partner

By:    Oaktree Fund GP I, L.P.
Its:   Managing Member

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Authorized Signatory

Oaktree Capital Management, L.P.

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Vice President

Oaktree Capital Group, LLC

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Vice President

Atlas OCM Holdings, LLC

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Vice President

Brookfield Asset Management Inc.

By:    /s/ Jessica Diab
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Name:  Jessica Diab
Title: Vice President - Legal & Regulatory

Oaktree Capital Group Holdings, L.P.

By:    Oaktree Capital Group Holding GP, LLC
Its:   General Partner

By:    /s/ Henry Orren
       -------------------------------------------
Name:  Henry Orren
Title: Vice President